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EXHIBIT 23.2

DRAFT

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of Agnico-Eagle Mines Limited of our report dated June 10, 2005 relating to the financial statements of Riddarhyttan Resources AB (publ), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Auditors" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS PricewaterhouseCoopers AB Gothenburg, Sweden June 10, 2005

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DRAFT CONSENT OF INDEPENDENT ACCOUNTANTS